Exhibit 99.1

CONTACT:

Susan K. Cullen

Senior Executive Vice President and

Chief Financial Officer

Flushing Financial Corporation

(718) 961-5400

FOR IMMEDIATE RELEASE

Flushing Financial Corporation

to Host Third Quarter 2021 Earnings Call

Uniondale, NY – October 4, 2021 – Flushing Financial Corporation (the “Company”) (Nasdaq-GS: FFIC), the parent holding company for Flushing Bank (the “Bank”), today announced that it will release its third quarter 2021 earnings after the market closes on Tuesday, October 26, 2021.

John R. Buran, President and Chief Executive Officer, and Susan K. Cullen, Senior Executive Vice President and Chief Financial Officer, will host the conference call on Wednesday, October 27, 2021 at 9:30 AM (ET) to discuss the Company’s strategy and results for the third quarter of 2021. Interested parties are invited to listen in by dialing 1-877-509-5836. The conference call will be simultaneously webcast at https://services.choruscall.com/links/ffic211027.html and archived through October 27, 2022.

Conference Call Details

Dial-in for Live Call: 1-877-509-5836

Canada Toll Free: 1-855-669-9657

Webcast: https://services.choruscall.com/links/ffic211027.html

Dial-in for Replay: 1-877-344-7529

Canada Toll Free Replay: 1-855-669-9658

Replay Access Code:  10151674

FLUSHING FINANCIAL CORPORATION (Nasdaq: FFIC) is the holding company for Flushing Bank®, a New York State—chartered commercial bank insured by the Federal Deposit Insurance Corporation. The Bank serves consumers, businesses, professionals, corporate clients, and public entities by offering a full complement of deposit, loan, equipment finance, and cash management services through its banking offices located in Queens, Brooklyn, Manhattan, and on Long Island. As a leader in real estate lending, the Bank’s experienced lending team creates mortgage solutions for real estate owners and property managers both within and outside the New York City metropolitan area. Flushing Bank is an Equal Housing Lender. The Bank also operates an online banking division consisting of iGObanking.com®, which offers competitively priced deposit products to consumers nationwide, and BankPurely®, an eco-friendly, healthier lifestyle community brand.

Tag: FF

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